As filed with the Securities and Exchange Commission on August 23, 2006

                                                          File No. _____________

                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON D.C. 20549

                                    FORM S-8

            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                  COMPUMED, INC.
     -------------------------------------------------------------
    (Exact  name  of  registrant  as  specified  in  its  charter)

                  Delaware                           95-2860434
                 ----------                         ------------
     (State or other jurisdiction                  (IRS Employer
     of incorporation or organization)             Identification No.)

         5777 West Century Blvd., Suite 1285, Los Angeles, CA 90045
   -------------------------------------------------------------------------
   (Address, Including Zip Code and Telephone Number, of Principal Executive
                                    Offices)

                           2006 STOCK INCENTIVE PLAN
                            -----------------------
                            (Full Title of the Plan)

                               John G. McLaughlin
                     President and Chief Executive Officer
           5777 West Century Blvd., Suite 1285, Los Angeles, CA 90045
                           Telephone: (310) 258-5000
-------------------------------------------------------------------------------
(Name, Address and Telephone Number, including Area Code, of Agent for Service)

                        CALCULATION OF REGISTRATION FEE
Title of each                      Proposed maximum  Proposed maximum    Amount
class of securities  Amount to be  offering price    aggregate offering  of registration
to be registered     registered    per share (2)         price             fee
-----------------------------------------------------------------------------------------
Common Stock,
$0.01 Par Value      2,500,000      $0.34             $850,000           $90.95
-----------------------------------------------------------------------------------------

(1) Together with an indeterminate number of shares that may be reserved for issuance pursuant to such employee benefit plan as a result of stock splits, stock dividends, spin off, combination or exchange of shares, recapitalization, merger, consolidation, non-cash distribution to shareholders, or similar adjustment of outstanding common stock.

(2) The price of $0.34 per share, which was the average of the high and low prices of the Registrant's Common Stock, as reported on the Over-The-Counter Bulletin Board on August 21, 2006 is set forth solely for purposes of calculating the registration fee pursuant to Rule 457(c) of the Securities Act of 1933, as amended.

     PART I

     INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

ITEM  1.  PLAN  INFORMATION.

Pursuant to the Note to Part I of the Form S-8, the information required by Part I is not filed with the Securities and Exchange Commission.

ITEM  2.  REGISTRANT INFORMATION  AND  EMPLOYEE  PLAN  ANNUAL  INFORMATION.

The  Registrant  will  provide without charge to each person to whom a copy of a
Section 10(a) Prospectus hereunder is delivered, upon the oral or written request of such person, a copy of any document incorporated in this Registration Statement by reference. Requests for such information should be directed to Compumed, Inc., 5777 West Century Blvd., Suite 1285, Los Angeles, CA 90045.

     PART II

     INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM  3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

The following documents are incorporated by reference in this registration statement.

     a) The Registrant's Annual Report on Form 10-KSB for the fiscal year ended September 30, 2005 filed pursuant to Section 13(c) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act");

     b) All other reports filed by Registrant pursuant to Section 13(c) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Form 10-KSB, as amended, referred to in (a) above.

     c)   The description  of  the  common  stock  contained in the Registration
          Statement on Form S-1 (File No. 33-46061), effective May 7, 1992, including any amendments or reports filed for the purpose of updating such description.

All documents filed by the Registrant pursuant to Section 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date of this registration statement and prior to the filing of a post-effective amendment to this registration statement which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated in this registration statement by reference and to be a part hereof from the date of filing of such documents. Any statement contained in this registration statement, in a supplement to this registration statement or in a document incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any subsequently filed supplement to this registration statement or in any document that is subsequently incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

ITEM  4.  DESCRIPTION  OF  SECURITIES.

Not  applicable.  The  class  of  securities  to  be offered is registered under
Section  12  of  the  Exchange  Act.

ITEM  5.  INTEREST  OF  NAMED  EXPERTS  AND  COUNSEL.

No expert or counsel will receive a direct or indirect interest in our company or was our promoter, underwriter, voting trustee, director or officer or employee. Nor does any expert or counsel have any contingent based agreement with us or any other interest in or connection to us.

ITEM 6.   INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Section 145 of the Delaware General Corporation Law (the "DGCL") authorizes a court to award, or a corporation's board of directors to grant, indemnity to directors and officers in terms sufficiently broad to permit such indemnification (including reimbursement for expenses incurred) under certain circumstances arising under the Securities Act. Articles Ninth and Tenth of the Registrant's Certificate of Incorporation (the "Certificate") and Article VI of the Registrant's Bylaws, as amended (the "Bylaws"), provide that the Registrant shall, to the full extent permitted by law, indemnify all persons whom it shall have the power to indemnify under Section 145 of the DGCL. Section 102(b)(7) of the DGCL permits a corporation to provide in its certificate of incorporation that a director shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability for (i) any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) payments of unlawful dividends or unlawful stock repurchases or redemptions or
(iv) any transaction from which the director derived an improper personal benefit. Article Ninth of the Certificate limits the liability of directors to the corporation or its stockholders to the full extent permitted by paragraph
(7) of subsection (b) of 102 of the DGCL, as it may subsequently be amended. If the DGCL is hereafter amended to authorize further elimination or limitation of the liability of directors, then the liability of the directors shall be eliminated or limited to the full extent authorized by the DGCL, as so amended. Any repeal or modification of this provision in the Certificate shall not adversely affect any right or protection of a director with respect to any act or omission occurring prior to or at the time of such repeal or modification. In addition to the indemnification provided in the Bylaws and the Certificate, the Registrant has entered into indemnification agreements to indemnify its directors and certain officers and maintains liability insurance for its directors and officers.

ITEM  7.  EXEMPTION  FROM  REGISTRATION  CLAIMED.

Not applicable.

ITEM  8.  EXHIBITS.

Exhibit  No.  Description
------------  -----------

5.1    Opinion of Amy Trombly, Esq.

23.1   Consent of Rose, Snyder & Jacobs

23.2   Consent of Counsel (included in Exhibit 5.1 hereto).

10.1   Compumed, Inc. 2006 Stock Incentive Plan




ITEM 9.  UNDERTAKINGS

(a)     The  Registrant  hereby  undertakes:

     1. To file, during any period in which it offers or sells securities are being made, a post-effective amendment to this registration statement to:

          (i) Include any additional or changed material information with respect to the plan of distribution.

     2. For determining liability under the Securities Act of 1933, that each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

     3. File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

     For determining any liability under the Securities Act, treat the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in form of prospectus filed by the Registrant under Rule 424(b)(1), or (4) or 497(h) under the Securities Act as part of this registration statement as of the time the Commission declared it effective.

     For determining any liability under the Securities Act, treat each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered in the registration statement, and that offering of the securities at that time as the initial bona fide offering of those securities.


                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Los Angeles, State of California on the 23rd day of August, 2006.

                                 COMPUMED, INC.


By: /s/  John G. Mclaughlin
    -----------------------
John G. McLaughlin
President and
Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933. This registration statement has been signed by the following persons in the capacities and on the date indicated.


/s/  John G. Mclaughlin                                          August 23, 2006
-------------------------
John G. McLaughlin
President and Chief Executive Officer
(Principal Executive Officer)

/s/  Phuong Dang                                                 August 23, 2006
-------------------------
Phuong Dang
Controller (Principal Financial
and Accounting Officer)

/s/  Robert Stuckelman                                           August 23, 2006
-------------------------
Robert Stuckelman
Chairman of the Board

/s/  John D. Minnick                                             August 23, 2006
-------------------------
John D. Minnick
Director

/s/  John Romm                                                   August 23, 2006
-------------------------
John Romm
Director

/s/  Stuart Silverman                                            August 23, 2006
-------------------------
Stuart Silverman
Director